Exhibit 99.1
ASHFORD HOSPITALITY TRUST
Second Quarter 2011 Conference Call
August 4, 2011
10 a.m. Central
Introductory Comments — Scott Eckstein
Good day, everyone, and welcome to Ashford Hospitality Trust’s conference call to review the Company’s results for the second quarter of 2011. On the call today will be Monty Bennett, Chief Executive Officer, Douglas Kessler, President, and David Kimichik, Chief Financial Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were released yesterday afternoon in a press release that has been covered by the financial media.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, uncertainties, and known or unknown risks, which could cause actual results to differ materially from those anticipated. These risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3 and other filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which has been filed on Form 8-K with the SEC on August 3, 2011, and may also be accessed through the Company’s website at www.AHTREIT.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release.
I will now turn the call over to Monty Bennett. Please go ahead sir.
Introduction — Monty Bennett
Thank you and good morning. Since our IPO in August of 2003 through yesterday’s close, Ashford has achieved the highest Total Shareholder Returns of all its peers. Performance for the past 3, 2, and 1 year has also exceeded either all or the majority of our peers. Our management team continues to focus on long term value creation rather than short term trends or fads.
There are several central themes on our call today. First, despite the recent pull back in lodging stocks, we believe it remains a very attractive time to invest in hotel REITs. The industry fundamentals appear to be set for an extended time period of solid performance. Despite modest GDP growth in the first two quarters of this year, gross hotel demand is at all-time highs according to Smith Travel Research. It appears that rather than hiring, companies are traveling their people more. Second, our results clearly reflect the strength of our platform on many levels including our asset management achievements, acquisition capabilities, hedging activities, and dividend coverage. Additionally, we remain extremely bullish on the Highland transaction and are already witnessing strong results. We are focused on strategies to improve asset performance, enhance our liquidity, manage our maturities, and keep disciplined on the transaction front. And lastly, our alignment with our shareholders is almost unparalleled among our peer group given our high insider ownership and goal to achieve share price and dividend growth.
We are pleased to report that the second quarter 2011 was a record quarter in Ashford’s history with AFFO per share of 66 cents compared with 46 cents per share a year ago. For our Legacy Hotel Portfolio, our top line performance was strong with a 7.2% increase in pro forma RevPAR to $100.27 for hotels not under renovation, which was derived from a 4.4% increase in ADR and a 196 basis point increase in occupancy. We also excelled in achieving a very healthy operating profit margin increase of 260 basis points to 31.8%.
Recently, from a stock performance perspective, the lodging sector has underperformed compared with other equity REITs. This sell-off by investors is likely fueled by the current macroeconomic sentiment and broader economic uncertainty. Investors should remember that our industry has the self-regulating factor of movements in new supply. Net new supply for the next few years is predicted to be significantly below the long term average of 2.1%. Market forecasts by PKF Hospitality Research show an extremely low new room supply growth outlook, currently at 0.4% vs. the past four quarters’ rate of 1.5%. This low supply growth means that even very modest demand growth will translate into occupancy increases and leverage to increase Average Daily Rate. We expect investors to rotate back into the sector as soon as this phenomenon is observed.
As a result, RevPAR growth forecasts also continue to be strong, with industry experts expecting solid gains throughout the remainder of the year. At the recent Americas Lodging Investment Summit summer conference, Smith Travel cited a 2011 U.S. RevPAR growth outlook of 8%. PKF’s current RevPAR outlook for the next four quarters is 7.2%. Just last week’s RevPAR data for upscale and upper upscale hotels increased 7.5%. This is quite impressive considering the economy’s slow growth and tougher year over year comps.
What this demonstrates is that even during these periods of choppy economic growth, overall lodging market fundamentals continue to improve. We believe lodging stocks may offer strong upside potential based on these macro market supply-demand factors. Historically, investors who have bought lodging stocks at this early stage in a cyclical recovery have earned very attractive financial returns. In particular, there remains a wide gap in peak real RevPAR levels compared to where the industry is today. If real RevPAR recovers to prior levels and a portion of the extreme cost cutting measures that were implemented during the downturn remain in place, then the stage is set for outsized EBITDA growth. Additionally, for those investors concerned about future inflation, hotels have historically been a good performer in inflationary periods relative to other real estate asset classes.
There has been much discussion about potential outsized growth in group business. While group continues to grow, the real story here is the performance of transient, especially business transient. Companies are growing their profits by putting their people on the road and without having the large group functions. Our view is that business transient has an even larger rate growth potential based on historical performance and where demand continues to rebound, particularly at upper upscale and upscale hotels. Given that 71% of our company’s hotel room demand is transient, with 77% of that coming from corporate, we are optimistic about the top line performance growth opportunities in our portfolio.
With these RevPAR and lodging sector trends, hotel REITS with high flow-throughs have the potential to experience significant EBITDA growth. As such, we remain focused on driving our operating results through cost control and EBITDA flow-throughs. As approximately 38% of our EBITDA is managed by our affiliate Remington, we continue to believe we are able to exert greater control over operating expenses than many of our peers who rely more heavily on unaffiliated managers. In terms of hotel EBITDA flow-throughs compared to its peers, Ashford has ranked the highest or among the highest over time.
Regarding capital expenditures, we completed $14.4 million of projects in the second quarter for the legacy portfolio and $28.3 million year to date. We have commenced work on the Highland portfolio capital expenditures, and are utilizing the funds set aside at closing.
Enhancing our balance sheet continues to be a key strategic focus for us. As a result of the disciplined approach to the management of our operating cash flow and capital structure, including our recent equity offering, we were able to fully repay our outstanding balance under our credit facility, leaving us with no recourse debt obligations and in a solid liquidity position. It’s important to note that our capital structure handily withstood the worst recession for our industry since the Great Depression, while continuing to deliver outsized performance.
The strength of our operating cash flow provides us with ample dividend coverage. As previously announced, our Board of Directors declared a dividend of 10 cents per share for the second-quarter 2011. This equates to a dividend coverage of 4.5x on TTM AFFO based on 40 cents per share per annum. We are extremely pleased with the magnitude of the coverage and the future opportunities it currently affords us.
Now I’d like to provide an update on our Highland portfolio. We consider this a highly attractive transaction from a cap rate and price per key standpoint. As more transactions are announced at lower cap rates and higher per key prices, we are even more convinced that our disciplined approach to this transaction offers many shareholder benefits. We were able to obtain these 28 luxury, upper upscale and upscale hotels for $158,000 per key, a 44% discount to replacement cost. This represents a 47% discount to recent peer acquisitions at an average of over $300,000 per key.
From an operational standpoint, this portfolio continues to demonstrate improved performance. For those eleven hotels of the 28 in the portfolio that are brand or third party managed, we continue to see revenue growth generally consistent with industry RevPAR trends. Cost control management is gradually progressing as expected with these properties. We have already identified and implemented over 2 million dollars of annual operating cost savings.
Remington has assumed management of the other 17 former Highland assets and has made notable progress in instituting its best practices. Remington has already identified and implemented 4 million dollars in operating cost savings. Top-line sales growth has been more gradual on the Remington managed properties, as 30% of the sales positions were open upon takeover and 10% more turned over in the 2nd quarter. These positions have been rapidly filled, with only 5% of the positions currently open. With these actions, we expect the Highland assets’ revenue growth to gain parity with their markets by the first of the year, then grow from there. Besides the total 6 million in operating cost savings just mentioned, we hope to achieve further substantial cost savings in property taxes, but these will take several quarters to achieve.
We will provide updates on this portfolio and keep you informed on how quickly we expect to drive further operational and cash flow improvement. Let me remind you that pursuant to the terms of the restructured financing, excess cash flow generated by these assets will go to reduce debt on the properties and thereby deleverage the portfolio.
Looking ahead, we remain focused on delivering industry leading results through revenue enhancement, cost management, and balance sheet improvement. By keeping a focused, disciplined approach, we are confident that we will continue to provide strong operating and financial performance that should translate into increased shareholder return.
On a final note, coinciding with this year’s NAREIT Annual Convention taking place here in Dallas, we plan to host a property tour on the afternoon of Monday, November 14th. We will be sending out more detailed information shortly and hope that you will save this date and join us. This will be an opportunity for us to showcase some of our local assets and discuss our various strategies.
I’d now like to turn the call over to David Kimichik to review our financial results.
Financial Review — David Kimichik
Thanks, Monty.
For the second quarter we reported a net loss to common shareholders of $29,082,000, Adjusted EBITDA of $86,454,000, and AFFO of $51,557,000, or 66 cents per diluted share.
At quarter’s end, Ashford had total assets of $3.6 billion in continuing operations, and $4.6 billion overall including the Highland portfolio which is not consolidated. We had $2.4 billion of mortgage debt in continuing operations and $3.2 billion overall including Highland. Our total combined debt has a blended average interest rate of 3.2%, clearly one of the lowest among our peers. Including our interest rate swap, 97% of our debt is currently fixed rate debt. The weighted average maturity is 4.3 years.
Since the length of the swap does not match the term of the underlying fixed rate debt, for GAAP purposes the swap is not considered an effective hedge. The result of this is that the changes in market value of these instruments must be run through our P&L each quarter as unrealized gains or losses on derivatives. These are non-cash entries that will affect our Net Income, but will be added back for purposes of calculating our AFFO. For the second quarter, it was a loss of $17.7 million and year to date it is a loss of $34.5 million.

At quarter’s end, our portfolio consisted of 96 hotels in continuing operations containing 20,340 rooms. During the quarter, we moved the Hampton Inn Jacksonville to discontinued operations given the sale of the property. Additionally we own 71.74% of the 28 Highland hotels containing 5,800 net rooms in a joint venture. All combined, we currently own a total of 26,140 net rooms.
As of quarter end, we owned a position in just one performing mezzanine loan, the Ritz Carlton in Key Biscayne, Florida, with an outstanding balance of $4 million. During the quarter, we received a slightly discounted payoff of the $25.7 million mezzanine loan secured by the Tharaldson portfolio. We realized a gain of $4.2 million on the payoff of the $22 million transaction since we had previously taken a partial write down of $7.8 million on this loan.
Hotel operating profit for continuing operations was up by $9.5 million, or 14.6%, for the quarter.
Our quarter-end adjusted EBITDA to fixed charge ratio per our credit facility now stands at 1.74 times versus a required minimum of 1.35 times.
The preferred dividend number is higher for the quarter on our P&L as it includes non-cash dividends of $17.4 million. This was for the conversion of the 1.4 million shares in May of the Series B-1 preferred stock into common shares.
Our share count currently stands at 84.3 million fully diluted shares outstanding which were comprised of 68.0 million common shares and 16.3 million OP units.
I’d now like to turn it over to Douglas to discuss our capital market strategies.
Capital Market Strategies — Douglas Kessler
Thanks. During the quarter, we executed well on several capital market strategies.
Early in the quarter, we announced the repurchase of approximately 5.9 million shares of the Series B-1 Convertible Preferred Stock from Security Capital Preferred Growth. The remaining 1.4 million shares of the Series B-1 were converted into common shares. We anticipate that these share repurchases will provide additional near-term and longer-term benefits in our reporting metrics.
We funded this repurchase with proceeds from our offering of 3,350,000 shares of 9.000% Series E Cumulative Preferred Stock at $25.00 per share.
More recently, at the end of June, we priced a public offering of 7,000,000 shares of our common stock at $12.50 per share generating gross proceeds of $87.5 million. We used $50.0 million of these proceeds to fully repay outstanding borrowings under our senior credit facility, leaving us with no other recourse debt obligations.
Continuing with our debt strategies, we have been working with various lenders on a new credit facility to replace our existing revolver that matures in April 2012. We expect to be able to disclose further developments in the very near future on our new line. During the quarter, we completed negotiations with the loan servicer on the Courtyard Manchester and closed on a three year extension of the $5.8 million mortgage. Basic terms for the loan, which now matures in May 2014, remain essentially unchanged. Looking at upcoming debt maturities, the next key date is December 2011, when a $203 million loan comes due followed by May 2012, when a $167 million loan matures. We are continuing to negotiate with several lenders and servicers on restructuring solutions and will pursue actions we believe are most accretive to our shareholders. Lastly on the debt topic, with the heightened concerns in the financial market, we took steps to insure against short term interest rate volatility by swapping $1.18 billion of our existing floating-rate debt to a fixed 1-Month LIBOR rate of 0.2675%. The swap is effective from June 13, 2011 and terminates on January 13, 2012. There was no upfront cost to Ashford for entering into this swap other than customary transaction costs.
On the transaction front, subsequent to the end of the quarter, we completed the sale of the Hampton Inn Jacksonville for total gross proceeds of $10.0 million. The property was unencumbered with debt. Our decision to sell was based upon increased competition and estimated future capex. This sale taken in conjunction with the $152 million in gross proceeds from the sales of our JW Marriott San Francisco, Hilton Rye Town and Hampton Inn Houston Galleria assets in the first quarter of this year equates to a 3% TTM cap rate. These sales have provided us with a stronger balance sheet and liquidity position. We continue to remain disciplined in our underwriting of new hotel investment opportunities. While the transaction pace has picked up, we are unwilling to pay some of the prices we have seen, unless the asset is accretive to our corporate model.
We continue to be disciplined and demonstrate strong operational and financial execution. As we’ve stated in previous calls, management and insiders own approximately 21% of the Company, thereby creating a very strong alignment with shareholder interests. In summary, we are committed to generating maximum near term and long term shareholder value.
That concludes our prepared remarks and we will now open it up for questions.
Q&A

Ending — Monty Bennett
Thank you for your participation on today’s conference call and remember to save the afternoon of Monday, November 14th for Ashford’s Dallas NAREIT property tour.
We look forward to speaking with you again on our next call.